Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 12, 2008, relating to the consolidated financial statements of AVANIR Pharmaceuticals and subsidiaries, appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ KMJ Corbin & Company LLP
Costa Mesa, California
April 20, 2009